EXHIBIT 99-3
FORM OF LETTER TO REGISTERED HOLDERS AND OR DTC PARTICIPANTS

FIRSTENERGY GENERATION CORP.

Applicable Underlying Lease Payments
Fully and Unconditionally Guaranteed By

FIRSTENERGY SOLUTIONS CORP.

Instruction to Registered Holder and/or Depository
Trust Company Participant from Beneficial Owner for
Offer to Exchange
6.85% Exchange Certificates due 2034
of Bruce Mansfield Unit 1 2007 Pass Through Trust
which have been registered under
the Securities Act of 1933, as amended,
for any and all outstanding
6.85% Original Certificates due 2034
of Bruce Mansfield Unit 1 2007 Pass Through Trust
that were issued and sold in a transaction
exempt from registration under the Securities Act

Pursuant to the Prospectus dated August    , 2007

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM., NEW YORK CITY
TIME, ON                     , 2007, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN
PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder and/or Depository Trust Company Participant:

The undersigned hereby acknowledges receipt of the Prospectus dated August    , 2007 (the ‘‘Prospectus’’) of FirstEnergy Solutions Corp., an Ohio corporation, and FirstEnergy Generation Corp., an Ohio corporation (together, the ‘‘Company’’), and the accompanying Letter of Transmittal (the ‘‘Letter of Transmittal’’), that together constitute the offer (the ‘‘Exchange Offer’’) to exchange the 6.85% Exchange Certificates due 2034 of Bruce Mansfield Unit 1 2007 Pass Through Trust (the ‘‘Exchange Certificates’’), which have been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), for all of the outstanding 6.85% Certificates due 2034 of Bruce Mansfield Unit 1 2007 Pass Through Trust (the ‘‘Original Certificates’’). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or Depository Trust Company participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Certificates held by you for the account of the undersigned. Please read the instructions contained in the Letter of Transmittal under ‘‘Instructions—9. Backup Withholding; Internal Revenue Service Forms.’’ and make sure that you provide a properly completed IRS Form W-9 or appropriate IRS Form W-8.

The aggregate face amount of the Original Certificates held by you for the account of the undersigned is (FILL IN AMOUNT):

$                    of the 6.85% Original Certificates due 2034.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

To TENDER the following Original Certificates held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL CERTIFICATES TO BE TENDERED (IF LESS THAN ALL)):

$                    of the 6.85% Original Certificates due 2034.

NOT to TENDER any Original Certificates held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Certificates held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) any Exchange Certificates you receive will be acquired in the ordinary course of business; (ii) you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Certificates; (iii) you are not an ‘‘affiliate’’ of the Company as defined in Rule 405 of the Securities Act; (iv) if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the Exchange Certificates within the meaning of the Securities Act; and (v) if you are a participating broker-dealer that will receive Exchange Certificates for your own account in exchange for Original Certificates that were acquired as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Certificates. The Company may require the undersigned, as a condition to the undersigned’s eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of ‘‘beneficial owners’’ within the meaning of Rule 13d-3 under the Exchange Act of 1934, as amended, on behalf of whom the undersigned holds the Original Certificates to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive Exchange Certificates for its own account in exchange for Original Certificates, it represents that the Original Certificates to be exchanged for Exchange Certificates were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Certificates; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an ‘‘underwriter’’ within the meaning of the Securities Act.

SIGN HERE

Name of Beneficial Owner(s)

Signature

Name(s) (Please Print)

Address

Telephone Number

Taxpayer Identification or Social Security Number

Date